UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 2, 2022

Amerant Bancorp Inc.
(Exact name of registrant as specified in its charter)

Florida	001-38534	65-0032379
(State or other jurisdiction of incorporation	(Commission file number)	(IRS Employer Identification Number)

220 Alhambra Circle
Coral Gables, Florida	33134
(Address of principal executive offices)	(Zip Code)
(305) 460-8728 (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of exchange on which registered
Class A Common Stock	AMTB	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

On August 2, 2022, Amerant Bancorp Inc. (the “Company”) completed an intra-company transaction, pursuant to which the Company’s wholly owned subsidiary, Amerant Florida Bancorp Inc. (“Intermediate Holdco”), merged with and into the Company, with the Company as the surviving Company (the “Merger”). In connection with the Merger, all assets of Intermediate Holdco have vested in the Company and the Company has assumed all obligations of Intermediate Holdco, including those under the Senior Note Indenture, the Subordinated Note Indenture, and the TRUPS Documents (each as defined below). For additional information about the Senior Note Indenture, the Subordinated Note Indenture, and the TRUPS Documents, please refer to the Company’s reports filed with the U.S. Securities and Exchange Commission.

Outstanding Senior Notes and Subordinated Notes

The Company, Intermediate Holdco, as guarantor, and the Bank of New York Mellon, as trustee (“Senior Note Trustee”), previously entered into a Senior Note Indenture, dated as of June 23, 2020, as supplemented by a First Supplemental Indenture, dated as of June 23, 2020, pursuant to which the Company issued, and Intermediate Holdco guaranteed, $46.0 million of 5.75% Senior Notes due 2025 (the “Senior Notes”). In addition, on March 9, 2022, the Company, Intermediate Holdco as guarantor, and UMB Bank, National Association, as trustee (“Subordinated Note Trustee”) entered into a Subordinated Note Indenture, pursuant to which the Company issued, and Intermediate Holdco guaranteed, $30,000,000 of 4.250% Fixed-to-Floating Rate Subordinated Notes due 2032 (the “Subordinated Notes” and, together with the Senior Notes, the “Notes”).

In connection with the Merger, on August 2, 2022, the Company entered into supplemental indentures with each of the Senior Note Trustee and the Subordinated Note Trustee, pursuant to which the Company expressly and unconditionally assumed any and all obligations of Intermediate Holdco, as guarantor, with respect to each series of Notes.

Outstanding Junior Subordinated Debentures

Until the effective time of the Merger, Intermediate Holdco was the obligor under five series of junior subordinated debentures (collectively, the “TRUPS Debt Securities”) related to the Company’s outstanding trust preferred securities. Each series of TRUPS Debt Securities was issued pursuant to an indenture entered into with Wilmington Trust Company, as Trustee (the “TRUPS Trustee,” and such indentures, collectively, the “TRUPS Debt Indentures”).

In connection with the Merger, on August 2, 2022, the Company entered into supplemental indentures to each of the TRUPS Debt Indentures, pursuant to which the Company expressly assumed the obligations of Intermediate Holdco with respect to each series of the TRUPS Debt Securities. In addition, the Company succeeded and was substituted for Intermediate Holdco, as sponsor, under each of the related Declarations of Trust (collectively, the “Declarations of Trust”), and as guarantor, under each of the related Guarantee Agreements (collectively, the “Guarantee Agreements” and, together with the TRUPS Debt Indentures and the Declarations of Trust, the “TRUPS Documents”).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 5, 2022	Amerant Bancorp Inc.

	By:	/s/ Julio V. Pena
Name: Julio V. Pena
Title: Senior Vice President, Securities Counsel and Assistant Corporate Secretary